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                                                                    Exhibit 1(e)
                              ARTICLES OF AMENDMENT

                                     TO THE

                    RESTATEMENT OF ARTICLES OF INCORPORATION

                                       OF

                           BRINSON MASTER SERIES, INC.

         Brinson Master Series, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), desiring to change its name to UBS Master Series, Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:

         Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking "Brinson Master Series, Inc." and substituting therefor "UBS Master Series, Inc."

SECOND:

         Section 6.1 of Article SIXTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking "Brinson Money Market Fund" and substituting therefor "UBS Money Market Fund."

THIRD:
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         Section 6.8 of Article SIXTH of the Restatement of Articles of
Incorporation of the Corporation is amended by striking each reference to "Brinson Money Market Fund" and substituting therefor "UBS Money Market Fund."

FOURTH:

         These amendments were approved by the Corporation's Board of Directors on February 13, 2002 and are to become effective on April 8, 2002.

         IN WITNESS WHEREOF, Brinson Master Series, Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 15th day of February, 2002.

                                                   Brinson Master Series, Inc.

                                                By:/s/ Amy R. Doberman
                                                   ----------------------------
                                                   Amy R. Doberman
                                                   Vice President and Secretary
                                                   Brinson Master Series, Inc.
Attest:

/s/Cristina Paradiso
-----------------------------
Cristina Paradiso
Assistant Secretary
Brinson Master Series, Inc.


         THE UNDERSIGNED, Vice President and Secretary of Brinson Master Series, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                               /s/ Amy R. Doberman
                               -------------------------
                               Amy R. Doberman
                               Vice President and Secretary
                               Brinson Master Series, Inc.